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                                                                    EXHIBIT 16.1


[ERNST & YOUNG LLP LETTERHEAD]

                                                        EXHIBIT 16.1 TO FORM 8-K

November 23, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated November 23, 1999 of IXC Communications, Inc., and are in agreement with the statements contained in the first and second paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                             ERNST & YOUNG LLP
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                                             Ernst & Young LLP